                                                                   EXHIBIT 3.1

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                         FIRSTAMERICA AUTOMOTIVE, INC.

  FirstAmerica Automotive, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

  1. The name of the corporation is FirstAmerica Automotive, Inc., the corporation was originally incorporated under the name of FirstAmerica Automotive, Inc. Delaware, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on June 16, 1997.

  2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

  3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

  FIRST:  The name of this corporation is FirstAmerica Automotive, Inc.
  -----
(hereinafter sometimes referred to as the "Corporation").

  SECOND: The address of the registered office of the Corporation in the State
  ------
of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

  THIRD:  The purpose of the Corporation is to engage in any lawful act or
  -----
activity for which a corporation may be organized under the General Corporation Law of Delaware.

  FOURTH:
  ------

     (a) The corporation is authorized to issue two classes of shares, designated "Preferred Stock" and "Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is Ten Thousand (10,000), par value $0.00001 per share. The number of shares of Common Stock authorized to be issued is Sixty-Five Million (65,000,000), par value $0.00001 per share, which shares are divided into the following classes:

          (i) Thirty Million (30,000,000) shares of Class A Common Stock, par value $0.00001 per share ("Class A Common Stock");

          (ii) Five Million (5,000,000) shares of Class B Common Stock, par value $0.00001 per share ("Class B Common Stock"); and

          (iii) Thirty Million (30,000,000) shares of Class C Common Stock, par value $0.00001 per share ("Class C Common Stock").

     (b) The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     (c) Immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation (the "Effective Time"), each share of Common Stock outstanding immediately prior to the Effective Time shall automatically convert into one (1) share of Class A Common Stock. Following the Effective Time, each stock certificate representing shares of Common Stock outstanding immediately prior to the Effective Time shall represent the number of

                                       2
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shares of Class A Common Stock into which the shares of Common Stock represented by such stock certificate shall become hereunder.

     (d) Except with respect to voting rights, as provided in Section (d)(i) of this Article FOURTH, and conversion rights, as provided in Section (d)(ii) of this Article FOURTH, the rights, preferences, privileges and restrictions of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock (collectively, "Common Stock") shall be identical in all respects.

          (i)   Voting Rights of Common Stock.
                -----------------------------

                (A) So long as any shares of Class B Common Stock are outstanding, the holders of outstanding shares of Class B Common Stock, voting as a separate class, shall be entitled to elect one Director of the Corporation (the "Class B Director Designee"). The Class B Director Designee shall be the candidate receiving the highest number of affirmative votes (with each holder of Class B Common Stock entitled to cast one vote for or against each candidate with respect to each outstanding share of Class B Common Stock held by such holder). The election of the Class B Director Designee shall occur at the annual meeting of stockholders of the Corporation or any special meeting of holders of Class B Common Stock called by holders of a majority of the outstanding shares of Class B Common Stock, or by the written consent of all such holders. If the Class B Director Designee should cease to be a Director of the Corporation for any reason, the vacancy shall only be filled by the vote or written consent of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class as specified above.

               (B) Subject to any voting rights provided to holders of then outstanding Preferred Stock, the holders of outstanding shares of Class A Common Stock and

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Class B Common Stock, voting together as a separate class, shall be entitled to elect all Directors of the Corporation other than the Class B Director Designee (the "Director Designees"), with the number of Directors of the Corporation to be determined as provided in the Bylaws of the Corporation; provided, however, that the number of Directors of the Corporation shall not be less than three
(3). The Director Designees shall be those candidates who receive the highest number of affirmative votes (with each holder of Class A Common Stock and each holder of Class B Common Stock entitled to cast one (1) vote for or against each candidate with respect to each share of Class A Common Stock or Class B Common Stock held by such holder) of the outstanding shares of Class A Common Stock and Class B Common Stock, with votes cast against such candidates and votes withheld having no legal effect. The election of the Director Designees by the holders of the Class A Common Stock and Class B Common Stock shall occur at the annual meeting of stockholders of the Corporation or any special meeting of holders of Class A Common Stock and Class B Common Stock called by the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, or by the written consent of all such holders.

               (C) Except with respect to the election of Directors of the Corporation (which shall be governed as otherwise specifically provided for herein) and those matters otherwise set forth herein or required by law to be submitted to a class vote, and subject to any voting rights provided to holders of then outstanding Preferred Stock, the holders of outstanding shares of Class A Common Stock and the holders of outstanding shares of Class B Common Stock shall vote together upon any matter submitted to a vote of the stockholders of the Corporation, with each such holder entitled to one (1) vote per share of Class A Common Stock or Class B Common Stock held by such holder. Except as otherwise required by law, each holder

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

of Class C Common Stock shall not be entitled to cast any vote with respect to shares of Class C Common Stock held by such holder, as the Class C Common Stock is non-voting stock.

         (ii)  Conversion of Common Stock.
               --------------------------

               (A)  Class A Common Stock. Each share of Class A Common Stock
                    --------------------
shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such shares, into one (1) fully paid and nonassessable share of Class C Common Stock (as adjusted to reflect subsequent stock dividends, stock splits, recapitalizations and the like). Before any holder of Class A Common Stock shall be entitled to convert the same into shares of Class C Common Stock, such holder shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such shares, and shall give written notice to the Corporation at such office that it elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Class A Common Stock certificates representing the number of shares of Class C Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Class A Common Stock to be converted, and the person entitled to receive the shares of Class C Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class C Common Stock on such date. Shares of Class A Common Stock that have been converted hereunder shall return to the status of authorized but unissued shares.

               (B)  Class B Common Stock.
                    --------------------

                    (1)  Optional Conversion. Each share of Class B Common Stock
                         -------------------
shall be convertible, at the option of the holder thereof, at any time after the date

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

of issuance of such share at the office of the Corporation or any transfer agent for such shares, into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted to reflect subsequent stock dividends, stock splits, recapitalizations and the like).

                    (2)  Automatic Conversion. Each share of Class B Common
                         --------------------
Stock shall automatically be converted into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted to reflect subsequent stock dividends, stock splits, recapitalizations and the like) immediately upon the closing of a firm commitment underwritten public offering of any class of Common Stock registered under the Securities Act of 1933, as amended, resulting in (i) gross proceeds to the Corporation of at least Fifty Million Dollars ($50,000,000), and (ii) the listing of any class of Common Stock on a nationally recognized stock exchange, including, without limitation, the Nasdaq National Market System (a "Qualified IPO").

                    (3)  Mechanics of Conversion. Before any holder of Class B
                         -----------------------
Common Stock shall be entitled to convert the same into shares of Class A Common Stock, such holder shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for such shares, and shall give written notice to the Corporation at such office that it elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Class B Common Stock certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Class B Common Stock to be converted, and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date. If the conversion is in connection with an underwritten offering of securities pursuant to the

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

Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares of Class B Common Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person entitled to receive the Class A Common Stock upon conversion of the Class B Common Stock shall not be deemed to have converted such shares of Class B Common Stock until immediately prior to the closing of such sale of securities.

                    (4)  No Reissuance of Class B Common Stock. No share or
                         -------------------------------------
shares of Class B Common Stock actually and legally acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

               (C)  Class C Common Stock. In the event that any outstanding
                    --------------------
shares of Class C Common Stock shall be sold by the holder thereof in a bona
                                                                        ----
fide sale transaction for valuable consideration determined in good faith by
----
such holder to be the fair market value of such shares, then, immediately upon the consummation of such transaction, each such share shall automatically be converted into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted to reflect subsequent stock dividends, stock splits, recapitalizations, and the like); provided, however, that such automatic
                                  --------  -------
conversion shall occur only if such sale is either (i) a "broker's transaction" (as defined in Rule 144(g) promulgated under the Securities Act of 1933, as amended, or any successor to such rule that may be in effect from time to time), or (ii) does not result in the sale by such holder (whether in a single transaction or a series of transactions) of greater than five percent (5%) of the then outstanding shares of capital stock of the Corporation to a single purchaser. The conversion of shares of Class C Common Stock into shares of Class A

Common Stock in accordance with this Section (d)(ii)(C) of this Article FOURTH shall be automatic, and the certificates representing such shares to be issued and delivered to the purchaser thereof by the Corporation or any transfer agent for such shares shall represent the number of shares of Class A Common Stock to which such purchaser is entitled as aforesaid. The purchaser of the shares converted from Class C Common Stock into Class A Common Stock in accordance with this Section (d)(ii)(C) of this Article FOURTH shall be treated for all purposes as the record holder of such shares of Class A Common Stock on the date of the consummation of the transaction triggering the conversion thereof. Shares of Class C Common Stock that have been converted hereunder shall return to the status of authorized but unissued shares.

               (D)  Reservation of Stock Issuable Upon Conversion. The
                    ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Class A Common Stock into Class C Common Stock and shares of Class C Common Stock into Class A Common Stock, such number of shares of Class C Common Stock and Class A Common Stock, respectively, as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Common Stock and Class C Common Stock; and if at any time the number of authorized but unissued shares of Class C Common Stock or Class A Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of Class A Common Stock or Class C Common Stock, respectively, in addition to such other remedies as shall be available to the holder of such stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock or Class C Common Stock to such number of shares as shall be sufficient for such purposes.

  FIFTH:    The business and affairs of the Corporation shall be managed by or
  -----
under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of Directors need not be by written ballot unless the Bylaws so provide.

  SIXTH:    The Board of Directors is authorized to make, adopt, amend, alter or
  -----
repeal the Bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

  SEVENTH:  Notwithstanding the provisions of Articles FIFTH and SIXTH of this
  -------
Amended and Restated Certificate of Incorporation, prior to the closing of a Qualified IPO, the Corporation shall not, and the Corporation shall cause each of its subsidiaries not to, take (or agree to take) action with respect to any of the following matters without the affirmative vote of a majority of the Directors of the Corporation then in the office and the affirmative vote of the Class B Director Designee (if there is such a Director):

     (a) any merger or consolidation of the Corporation or any subsidiary of the Corporation, other than (i) any merger between the Corporation and any direct or indirect wholly owned subsidiary of the Corporation, (ii) any merger or consolidation between or among direct or indirect wholly owned subsidiaries of the Corporation, or (iii) a transaction, approved or agreed to by the holders of more than fifty percent (50%) of the outstanding voting securities of the Corporation, including in such calculation securities issuable upon exercise of then outstanding and then exercisable options, warrants or other rights, in which all of the business, stock or assets of the Corporation are sold or otherwise transferred to a party that is not a person controlling, controlled by, or under common control with (an "Affiliate") Thomas A. Price or Donald V. Strough (the "Principals") or part of a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) including the Principals in a bona fide arm's-length transaction in which the form and amount of consideration per share, if any, payable to the holders of Common Stock is distributed pro rata based on ownership of the Common Stock, and in which the other significant terms of the transaction (including, but not limited to, indemnification or escrow arrangements) apply, in all material respects, equally to the Principals and their Affiliates and transferees of shares of Common Stock held by them ("Principal Stockholders") on the one hand and the other stockholders of the Corporation on the other hand. The assumption by the Principal Stockholders of greater potential liability in such a transaction than the other stockholders of the Corporation shall be deemed to constitute equal treatment. Such a transaction may take the form of a sale of all of the outstanding voting stock of the Corporation, a merger or consolidation in which the holders of the outstanding voting stock of the Corporation, a merger or consolidation in which the holders of the outstanding voting stock of the Corporation before the transaction do not own a majority of the outstanding voting stock of the combined entity, or a sale of all of the assets of the Corporation (other than an insignificant amount of immaterial assets).

     (b) any sale, assignment, encumbrance, gift, pledge, hypothecation or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, or of any automotive dealership of the Corporation or any of its subsidiaries (but excluding any pledge, hypothecation or encumbrance of such assets to provide security for any bona fide debt);

     (c) any entry into a line of business other than the sale or service of automobiles and other vehicles (whether by stock or asset purchase or otherwise) by the Corporation or any of its subsidiaries; provided, however, that this
                                               --------  -------
restriction shall not apply to (i) any direct, indirect or beneficial investment by the Corporation, whether by means of share purchase, loan, advance, extension of credit (other than accounts receivable and trade credits arising in the ordinary course of business), capital contribution or otherwise, in or to any individual, partnership, corporation, limited liability company, trust or unincorporated organization or a government agency or political subdivision thereof ("Person"), the guaranty by the Corporation of any Indebtedness of any other Person or the subordination of any claim against any other Person to other Indebtedness of such other Person ("Investment"), in (A) direct obligations of, or obligations guaranteed as to timely payment by, the United States of America for the payment (with respect to interest as well as principal) of which obligation or guarantee the full faith and credit of the United States of America is pledged, maturing within one (1) year of the date of acquisition thereof, (B) commercial paper maturing within one (1) year from the date issued and at the time of acquisition, having a rating of at least A-1 from Standard and Poor's Corporation or at least P1 from Moody's Investors Service, Inc., (C) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) and not subject to setoff rights in favor of such bank, (D) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of One Hundred Thousand Dollars ($100,000) or the maximum amount of insurance applicable to the aggregate amount of the Corporation's deposits at such institution, (E) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (A), (B) and
(C) above entered into with any commercial bank meeting the qualifications specified in clause (C) above, (F) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state of the United States or the District of Columbia, or by any political subdivision or taxing authority of any such state or the District of Columbia, the securities of which state, the District of Columbia, political subdivision or taxing authority (as the case may be) are rated at least AAA by Standard and Poor's Corporation or AAA by Moody's Investors Services, Inc., and (G) shares of money market mutual or similar funds having assets in excess of One Hundred Million Dollars ($100,000,000) and that invest exclusively in assets satisfying the requirements of clauses (A) through (F) above, (ii) trade credit extended to persons in the ordinary course of business, (iii) an Investment by the Corporation or any of its subsidiaries in any subsidiary of the Corporation that is engaged in the business of retail selling and/or servicing of automobiles and light trucks, (iv) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate at any time outstanding, (v) Investments in Premier Auto Finance, a limited partnership, in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) at any one time, and (vi) any guaranty by any subsidiary of the Corporation of Indebtedness of the Corporation. As used in this Section (c) of this Article SEVENTH, the term "Indebtedness" means, with respect to any Person, the aggregate amount of, without duplication, the following:

          (i)   all obligations for borrowed money;

          (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments;

          (iii) all obligations to pay the deferred purchase price of property or services (except Trade Payables, accrued commissions and other similar accrued current liabilities in respect of such obligations, in any case, not overdue, arising in the ordinary course of business);

          (iv) all obligations to pay rent or other amounts under a lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease;

          (v) all obligations or liabilities of others secured by a lien on any asset owned by such Person or Persons regardless of whether such obligation or liability is assumed;

          (vi) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; and

          (vii) all guaranties.

     (d) any acquisition of assets other than in the ordinary course of business (including the acquisition of any automotive dealership or all or substantially all of its assets), pursuant to a single transaction or a series of related transactions, if the purchase price therefor (including any debt assumed in connection therewith) exceeds Four Million Dollars ($4,000,000);

     (e) any adoption or material amendment of an employee stock option plan or stock purchase plan or a similar plan under which shares of capital stock of the Corporation, or rights, options or warrants to acquire shares of capital stock of the Corporation, of the Corporation or a subsidiary of the Corporation may be issued;

     (f) any issuance or sale of shares of capital stock of the Corporation or rights, options or warrants to acquire shares of capital stock of the Corporation or any of its subsidiaries, other than (i) issuances by the Corporation pursuant to a Qualified IPO, (ii) the issuance of shares of capital stock of the Corporation or rights, options or warrants to acquire shares of capital stock of the Corporation under employee stock option or stock purchase plans, (iii) any such issuance or sale by a subsidiary of the Corporation to the Corporation or a wholly owned subsidiary of the Corporation, and (iv) the issuance of any shares of Common Stock upon the exercise or conversion of any option, warrant or other convertible security;

     (g) declaration or payment of any dividend on, distributions with respect to, or repurchase or redemption of capital stock of the Corporation, other than
(i) pro rata dividends on the Common Stock paid from current earnings, (ii) payments of dividends on or repurchases of shares of capital stock of the Corporation's wholly owned subsidiaries, and (iii) repurchases of Common Stock held by bona fide full-time employees of the Corporation or its subsidiaries (other than the Principals) in connection with the death, disability or termination of such employees in accordance with the terms of any employee stock option or stock purchase plan; provided, however, that the aggregate amount of all such repurchases from employees shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year;

     (h) any amendment to the Certificate of Incorporation or Bylaws of the Corporation or to the Certificate or Articles of Incorporation or Bylaws any of its subsidiaries;

     (i) any dissolution, liquidation or bankruptcy filing of the Corporation or any of its subsidiaries;

     (j)  any replacement of the Corporation's independent accountants;

     (k)  any transaction with an Affiliate of the Corporation; and

     (l) any increase or reduction in the number of authorized members of the Board of Directors of the Corporation or any creation of or appointment of members to a committee of the Board of Directors of the Corporation, or any direct or indirect payment to, or on behalf of, any Director as compensation for serving thereon or as a member of any committee thereof (other than the reimbursement of reasonable out-of-pocket expenses incurred in connection with services performed in accordance with the Bylaws of the Corporation).

  EIGHTH:  This Corporation reserves the right to amend or repeal any of the
  ------
provisions contained in this Amended and Restated Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this Corporation are granted subject to this reservation; provided, however, that no such amended or repealed provision shall adversely
--------  -------
affect the rights of the Class B Director Designee pursuant to Article SEVENTH of this Amended and Restated Certificate of Incorporation without the affirmative vote of the holders of a majority of the shares of Class B Common Stock then outstanding.

  NINTH:   To the fullest extent permitted by the Delaware General Corporation
  -----
Law, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

  IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the undersigned duly authorized officer of the Corporation on this 7th day of July, 1997.

                                     FirstAmerica Automotive, Inc.
                                     a Delaware corporation


                                     By: /s/ Thomas A. Price
                                        _____________________________________
                                         Thomas A. Price, President

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 08:40 AM 07/08/1997
                                                          971225062 - 2761294

                         FirstAmerica Automotive, Inc.

                   Certificate of Designation of Preferences

                                      of

                      Redeemable Preferred Stock due 2005

           The undersigned does hereby certify that the following resolution was duly adopted by the board of directors of FirstAmerica Automotive, Inc., a Delaware corporation (the "Corporation"), pursuant to a unanimous written
                           -----------
consent dated as of July 7, 1997.

           RESOLVED, that pursuant to the authority vested in the board of directors of the Corporation by the Corporation's Certificate of Incorporation, as amended, a series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Redeemable Preferred Stock due 2005 (the "RPS"), to consist of 500 shares, par value $0.00001 per share, which may
      ---
be issued only as whole shares, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation, as amended) as set forth below.

     1.    Certain Definitions.
           -------------------

           Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

           "Board of Directors" means the board of directors of the Corporation.
            ------------------

           "Business Day" means any day which is not a Legal Holiday.
            ------------

           "Capital Stock" means any and all shares, interests, participations
            -------------
or other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

           "Change of Control" means (i) the sale, lease or transfer of all or
            -----------------
substantially all of the Corporation's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act, (ii) the liquidation or dissolution of the Corporation, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder) of a direct or indirect interest in Voting Securities of the Corporation representing a majority (more than 50%) of the aggregate Voting Power of the outstanding Voting Securities of the Corporation, by way of merger or consolidation or otherwise, (iv) any transaction occurring prior to a Corporation IPO, as the result of which (A) Permitted Holders do not own (and have the exclusive power to vote with respect to), directly or indirectly, Voting Securities representing at least thirty-five percent (35%) of the aggregate Voting Power of the outstanding Voting Securities of the Corporation,
(B) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than Permitted Holders) owns (or has the power to vote with respect to), directly or indirectly, Voting Securities representing more of the aggregate Voting Power of the outstanding Voting Securities of the Corporation than Permitted Holders or (C) Permitted Holders do not own Equity Interests of the Corporation representing at least eighty-five percent (85%) of the Equity Interests of the Corporation that are owned by the Permitted Holders on the Closing Date (including any Equity Interests of the Corporation issued in respect thereof after the Closing Date pursuant to a stock dividend, a stock split, recapitalization or otherwise), (v) any transaction occurring after a Corporation IPO, as the result of which (A) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) owns, directly or indirectly, Voting Securities representing more of the aggregate Voting Power of the outstanding Voting Securities of the Corporation than Permitted Holders, or (B) Permitted Holders do not own (and have the exclusive power to vote with respect to), directly or indirectly, Voting Securities representing at least twenty percent (20%) of the aggregate Voting Power of the outstanding Voting Securities of the Corporation and Equity Interests of the Corporation representing at least fifty percent (50%) of the Equity Interests of the Corporation that are owned by the Permitted Holders on the Closing Date (including any Equity Interests of the Corporation issued in respect thereof after the Closing Date pursuant to a stock dividend, a stock split, recapitalization or otherwise), (vi) any transaction, as the result of which the Corporation owns (or has the exclusive power to vote with respect to), directly or indirectly, less than 100% of the Capital Stock of its Subsidiaries or (vii) the replacement of a majority of the Board of Directors over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "Common Equity" means all shares now or hereafter authorized of any class
      -------------
of common stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, that has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     "Common Stock" means all classes of common stock of the Corporation.
      ------------

     "Corporation IPO" means the first to the public of Capital Stock of the
      ---------------
Corporation pursuant to a registration statement under the Securities Act with a public offering price of at least $50,000,000 pursuant to a registration statement under the Securities Act, which shall result in the listing of such Capital Stock on the New York Stock Exchange or the American Stock Exchange or the quotation of such Capital Stock on the Nasdaq National Market.

     "CRPS" means the 8% Cumulative Redeemable Preferred Stock due 2005 of the
      ----
Corporation.

     "Equity Interest" means (i) with respect to a corporation, any and all
      ---------------
Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable or exercisable for, Capital Stock) and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in any such Person.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, from
      ------------
time to time, and any successor statute or law thereto.

     "Initial Issue Date" means the date on which shares of RPS are first
      ------------------
issued.

     "Junior Stock" means Common Equity and any class or series of stock of the
      ------------
Corporation authorized after the Initial Issue Date for which the Certificate of Incorporation or the applicable certificate of designation does not expressly provide that such class of series is entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with or senior to the RPS.

     "Legal Holiday" means a Saturday, Sunday or day on which banks and trust
      -------------
companies in the principal place of business of the Corporation or in New York are not required to be open.

     "Liquidation Preference" means with respect to each share of RPS, on any
      ----------------------
date after the Initial Issue Date as of which the Liquidation Preference of the RPS is being calculated (the "Calculation Date"), the amount shown in the table
                              ----------------
below corresponding to the 12-month period beginning on June 30 of a year shown below in which the Calculation Date occurs.

Year                                     Liquidation Preference
----                                     ----------------------

1997 ..................................... $1080

1998 .....................................  1160

1999 .....................................  1240

2000 .....................................  1320

2001 .....................................  1400

2002 .....................................  1480

2003 .....................................  1560

2004 .....................................  1640

2005 .....................................  1720

     "Parity Stock" means the CRPS and any class or series of stock of the
      ------------
Corporation authorized after the Initial Issue Date for which the Certificate of Incorporation or the applicable Certificate of Designation expressly provides that such class or series is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the RPS; provided that any such securities (other than the CRPS) that were not approved by the holders of the RPS in accordance with this Certificate of Designation shall be deemed to be Junior Stock and not Parity Stock.

     "Permitted Holders" means Thomas A. Price and Donald V. Strough,
      -----------------
collectively or any trustee in its capacity as trustee of a trust of which any of the spouse, siblings, lineal descendants or parents of either of Mr. Price or Mr. Strough is the beneficiary; provided that Mr. Price or Mr. Strough retains sole Voting Power with respect to the securities held by such trustee in such trust, unless such trust was established pursuant to and in conformity with
Section 4.4(c) of the Stockholders' Agreement dated as of July 8, 1997 among the Company and its stockholders.

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" means the CRPS and the RPS.
         ---------------

        "Purchase Agreement" means that certain Securities Purchase Agreement,
         ------------------
dated as of July 8, 1997, by and among the Corporation, certain Subsidiaries of the Corporation and the purchasers identified on the signature pages thereto, relating to the issuance and sale by the Corporation of its 12 2/3% Senior Notes due June 30, 2005, shares of CRPS, shares of RPS and shares of Common Stock, as such agreement may be amended from time to time.

        "Record Date" has the meaning given to such term in subparagraph 2(c)
         -----------
below.

        "SEC" means the Securities and Exchange Commission and any government
         ---
agency succeeding to its functions.

        "Securities Act" means, the Securities Act of 1933, as amended, and all
         --------------
rules and regulations promulgated by the SEC thereunder.

        "Senior Stock" means any class or series of stock of the Corporation
         ------------
authorized after the Initial Issue Date for which the Certificate of Incorporation or applicable Certificate of Designation expressly provides that such class or series ranks senior to the RPS in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation; provided that any such securities that were not approved by the holders of RPS in accordance with this Certificate of Designation shall be deemed to be Junior Stock and not Senior Stock.

        "share" means a whole share of RPS.
         -----

        "Subsidiary" means, with respect to any Person, (i) a corporation, a
         ----------
majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but, in the case of a limited partner, only if such Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or
(iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

        "Voting Securities" means any class of Equity Interests of a Person
         -----------------
pursuant to which the holders thereof have, at the time of determination, the general voting power ("Voting Power") under ordinary circumstances to vote for
                       ------------
the election of directors, managers, trustees or general partners of such Person (regardless of whether at such time any other class or classes will have or might have voting power by reason of the happening of any contingency).

2.      Dividends.
        ---------

        The holders of RPS shall not be entitled to receive any dividends on the RPS.

3.   Distributions Upon Liquidation, Dissolution or Winding Up.
     ---------------------------------------------------------

     (a) If the Corporation or any Subsidiary of the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or such Subsidiary or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation or such Subsidiary shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or such Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation or such Subsidiary shall liquidate, dissolve or wind up, or if the Corporation or such Subsidiary shall otherwise liquidate, dissolve or wind up, then no distribution shall be made to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of RPS shall have received the Liquidation Preference per share of RPS.

     (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation the assets of the Corporation shall be insufficient to permit the payment in full of the amount payable pursuant to clause (a) of this Section 3 and the full liquidating payments on all Parity Stock, then the assets of the Corporation shall be ratably distributed among the holders of RPS and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

     (c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days' prior to the payment date stated therein, to each record holder of the shares of RPS at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

     (d) Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

4.   Optional Redemption.
     -------------------

     (a) All the RPS, or any part thereof, at any time outstanding, may be redeemed by the Corporation, at any time or from time to time at its election expressed by resolution of the Board of Directors upon not less than 30 nor more than 60 days' previous notice to the holders of record of the RPS to be redeemed, given by registered or certified mail, postage prepaid, at the redemption prices per share (expressed in percentages of the Liquidation Preference) set forth below during the 12-month periods beginning on June 30 of the years shown below.

Year                              Percentage
----                              ----------

1997 ...........................  110.000%
1998 ...........................  108.750
1999 ...........................  107.500
2000 ...........................  106.250
2001 ...........................  105.000
2002 ...........................  103.750
2003 ...........................  102.500
2004 ...........................  101.250
2005 ...........................  100.000

      (b) Any notice of redemption mailed to a holder of RPS at his address as the same appears on the books of the Corporation shall be conclusively presumed to have been given regardless of whether the holder receives the notice. Each such notice shall state the redemption date; the number of shares of RPS to be redeemed, and, if less than all shares of the RPS held by such holder are to be redeemed, the number of such shares to be redeemed from such holder and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder; and that the redemption price applicable to the shares to be redeemed shall cease to accrue and accumulate on the redemption date. No defect in any such notice as to any shares of RPS shall affect the validity of the proceedings for the redemption of any other shares of RPS.

      (c) The Corporation may not purchase or redeem less than all of the outstanding shares of RPS and any other series of Parity Stock, unless all cumulating or accrued dividends with respect any Parity Stock which shall not be so redeemed or purchased have either been paid or set aside for payment.

      (d) If less than all of the outstanding shares of RPS are to be redeemed, the shares to be redeemed will be determined pro rata, except that the Corporation may redeem such shares held by any holders of fewer than 10 shares (or shares held by holders who would hold less than 10 shares as a result of such redemption), as may be determined by the Corporation.

      (e) Any shares of RPS called for redemption pursuant to this paragraph 4 shall not be deemed to be outstanding for the purposes of voting, determining the total number of shares entitled to vote, or payment of dividends thereon on or after the redemption date set forth in the notice of redemption mailed to the holders thereof, unless the Corporation fails to pay the redemption price to the holders of such shares on such date.

5.    Mandatory Redemption.
      --------------------

      (a) The Corporation shall redeem for cash all of the shares of the RPS then outstanding on June 30, 2005 (the "Mandatory Redemption Date"), at a
                                        -------------------------
redemption price equal to the Liquidation Preference per share. The Corporation shall send a written notice of redemption by first class mail to each holder of record of a share of RPS, not fewer than 30 days nor more than 60 days prior to the Mandatory Redemption Date. Notice shall be given pursuant to paragraph 4(b) hereof.

          (b) From and after June 30, 2005 (unless a default shall be made by the Corporation in paying the redemption price on the Mandatory Redemption Date for the shares of RPS under this paragraph 5), said shares shall no longer be deemed to be outstanding.

     6.   Voting Rights.
          -------------

          (a) The holders of the issued and outstanding shares of RPS shall have no voting rights except as set forth below, in paragraph 14, and as required by law.

          (b)

                (i) Without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the outstanding shares of RPS, voting as a single class, the Corporation may not amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designation or the bylaws of the Corporation or of any certificate amendatory thereof or supplemental thereto so as to affect adversely any of the voting powers or other rights, preferences, powers or privileges of the RPS or of the holders of the shares of RPS; and

                (ii) Without the affirmative vote or consent of the holders of at least a majority of the votes entitled to be cast by the outstanding shares of Preferred Stock, voting together as a single class:

                      (A) the Corporation may not create any class of Parity Stock or Senior Stock or issue any additional shares of Preferred Stock; and

                      (B) the Corporation may not enter into any transaction which violates, or otherwise violate, any of the covenants of the Corporation set forth in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.15, 5.16, 5.17, 5.18,
                5.19, 5.20, 5.21, 5.22, 5.23, 5.24, 5.25, 5.28, 5.29, 5.30, 5.31
                and 5.32 of the Purchase Agreement.

          (c) For purposes of this paragraph 6, each share of Preferred Stock shall have one vote per share.

     7.   Stated Capital.  The Board of Directors shall allocate to the stated
          --------------
capital account for the RPS an amount equal to the Liquidation Preference of the RPS and shall not allow any reduction in the amount of stated capital for such RPS except to the extent shares of RPS are redeemed in accordance with the terms hereof.

     8.   Exclusion of Other Rights.  Except as may otherwise be required by
          -------------------------
law, the shares of RPS shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation of the Corporation, as amended. The shares of RPS shall have no preemptive or subscription rights.

     9.   Headings of Subdivisions.  The headings of the various subdivisions
          ------------------------
hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     10.  Severability of Provisions.  If any right, preference or limitation of
          --------------------------
the RPS set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     11.  Status of Reacquired Shares.  Shares of RPS which have been issued and
          ---------------------------
reacquired shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock of the Corporation issuable in series undesignated as to series and may be redesigned and issued or reissued as the case may be, as part of any series of preferred stock of the Corporation; except that such shares may not be reissued or sold as shares of RPS, Parity Stock or Senior Stock.

     12.  Purchase Agreement and Indenture.  The Corporation shall at all times
          --------------------------------
keep a copy of the Purchase Agreement available at its corporate headquarters for inspection by its stockholders and other Persons.

     13.  Change of Control.
          -----------------

          (a) In the event that there is a Change of Control (the date of such Change of Control being the "Trigger Date"), the Corporation shall promptly
                                  ------------
     notify the holders of the RPS in writing of such occurrence and shall make an offer to redeem (the "Change of Control Offer") all the shares of RPS
                              -----------------------
     then outstanding at a purchase price per share equal to 101% of the Liquidation Preference for each outstanding share of RPS.

          (b) Notice of a Change of Control Offer shall be mailed by the Corporation by overnight courier not more than 30 days after the Trigger Date to the holders of the RPS at their addresses as they appear on the books of the Corporation. The Change of Control Offer shall remain open from the time of mailing until the Change of Control Payment Date. The notice shall contain all instructions and materials necessary to enable such holders to tender shares of RPS pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                (i) that a Change of Control has occurred, including a description in reasonable detail of such Change of Control;

                (ii) that the Change of Control Offer is being made pursuant to this paragraph 13, and that all shares of RPS will be accepted for payment;

                (iii) the purchase price for the RPS and the Change of Control Payment Date, which shall be no earlier than 30 days nor later than 40 days from the date notice of the Change of Control Offer is mailed by the Corporation (the "Change of Control Payment Date");
                                ------------------------------

           (iv) that holders of RPS electing to have a share of RPS redeemed pursuant to a Change of Control Offer will be required to surrender the share of RPS to the paying agent at the address specified in the notice (the "Paying Agent") prior to close of business on the third Business Day
           ------------
     preceding the Change of Control Payment Date;

           (v) that holders of RPS will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a tele-gram, telex, facsimile transmission or letter setting forth the name of the holder of RPS, the number of shares of RPS delivered for redemption and a statement that such holder is withdrawing his or her election to have such shares of RPS redeemed; and

           (vi) that a holder of RPS who does not accept in writing the Corporation's offer to redeem the shares of RPS held by such holder by submitting the shares of RPS shall be deemed to have declined to have its shares of RPS so redeemed.

     (c) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment shares of RPS tendered pursuant to the Change of Control Offer and (ii) deposit with the Paying Agent money sufficient to pay the redemption price of all shares of RPS so tendered. The Corporation will notify the remaining holders of RPS of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

14.  Board of Directors.
     ------------------

     (a) In the event that (i) dividends on the CRPS are in arrears and unpaid for two or more consecutive Semiannual Dividend Periods (as defined in the certificate of designation relating to the CRPS), regardless of whether declared by the Board of Directors, or (ii) the Corporation shall have failed to discharge its obligations to mandatorily redeem all of the outstanding Preferred Stock at the price and time required by paragraph 5 (the occurrence of either such event, a "Trigger Event"), then, and in any such event, the holders of the
               -------------
Preferred Stock, voting separately as a class, shall be entitled, at the next annual meeting of the stockholders or at any special meeting, to elect one member of the Board of Directors. Upon election, such director shall become a member of the Board of Directors and the authorized number of members of the Board of Director shall thereupon be automatically increased by one. Such right of the holders of Preferred Stock to elect such director may be exercised until, as applicable, (i) all dividend to which the holders of CRPS shall have been entitled for all previous Dividend Periods (as defined in the certificate of designation relating to the CRPS), regardless of whether declared by the Board of Directors, shall have been paid in full, and dividends for the current Dividend Period declared and a sum of money sufficient for the payment thereof have been set apart for payment or (ii) the Corporation fulfills its obligation to redeem all the remaining outstanding shares of Preferred Stock under paragraph 5 hereof, and when such events occur, the right of the holders of Preferred Stock to elect such director shall cease, the term of such director previously elected shall thereupon terminate, and the authorized number of members of the Board of Directors shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future default or defaults specified herein. The fact that dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a certificate executed by the President and the Chief Financial Officer of the Corporation and
     delivered to the Board of Directors. In the event a member of the Board of Directors is elected due to a nonpayment of dividends as set forth herein, the director so elected by holders of the Preferred Stock shall serve until the certificate described in the preceding sentence shall have been delivered to the Board of Directors or until their respective successors shall be elected or appointed.

           (b) At any time when such special voting rights have been so vested in the holders of the Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of a majority of the number of shares of the Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation shall, call a special meeting of the holders of the Preferred Stock for the election of the directors to be elected by them as hereinabove provided, to be held in the case of such written request within 40 days after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the Corporation's Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such a special meeting if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

           (c) The Board of Directors may not, except to satisfy the provisions of this paragraph 14, be increased to more than 6 members.

           (d) The Corporation shall reimburse promptly all directors elected pursuant to this paragraph 14 for all reasonable expenses incurred by such directors in connection with their attendance at meetings of the Board of Directors and any committees thereof.

     15.   Rank. The RPS shall, with respect to dividend distributions and
           ----
distributions upon liquidation, dissolution or winding up of the Corporation, rank senior to all classes of Common Stock of the Corporation and, subject to the preference and other rights of the Senior Stock and the Parity Stock, to each other class of Capital Stock of the Corporation now or hereafter created.

             IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary on July 7, 1997.

                                                   FIRSTAMERICA AUTOMOTIVE, INC.




                                                  By: /s/ Thomas A. Price
                                                     ---------------------------
                                                          Thomas A. Price
                                                          President


Attest:


/s/ W. Bruce Bercovich
--------------------------------
    W. Bruce Bercovich
    Secretary

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 08:35 AM 07/08/1997
                                                          971225058 - 2761294

                         FirstAmerica Automotive, Inc.

                   Certificate of Designation of Preferences

                                      of

               8% Cumulative Redeemable Preferred Stock due 2005

          The undersigned does hereby certify that the following resolution was duly adopted by the board of directors of FirstAmerica Automotive, Inc., a Delaware corporation (the "Corporation"), pursuant to a unanimous written consent dated as of July 7, 1997.

          RESOLVED, that pursuant to the authority vested in the board of directors of the Corporation by the Corporation's Certificate of Incorporation, as amended, a series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated 8% Cumulative Redeemable Preferred Stock due 2005 (the "CRPS"), to consist of 3,500 shares, par value $0.00001 per share, which may be issued only as whole shares, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation, as amended) as set forth below.

     1.   Certain Definitions.

          Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

          "Board of Directors" means the board of directors of the Corporation.

          "Business Day" means any day which is not a Legal Holiday.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

          "Change of Control" means (i) the sale, lease or transfer of all or substantially all of the Corporation's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the liquidation or dissolution of the Corporation, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange
     Act) (other than a Permitted Holder) of a direct or indirect interest in Voting Securities of the Corporation representing a majority (more than 50%) of the aggregate Voting Power of the outstanding Voting Securities of the Corporation, by way of merger or consolidation or otherwise, (iv) any transaction occurring prior to a Corporation IPO, as the result of which
     (A) Permitted Holders do not own (and have the exclusive power to vote with respect to), directly or indirectly, Voting Securities representing at least thirty-five percent (35%) of the aggregate Voting Power of the outstanding voting Securities of the Corporation, (B) any Person or group as such term is used in Section 13(d)(3) of the Exchange Act) (other than Permitted Holders) owns (or has the power to vote with respect to), directly or indirectly, Voting Securities representing more of the aggregate Voting Power of the outstanding Voting Securities of the Corporation than Permitted Holders or (C) Permitted Holders do not own Equity Interests of the Corporation representing at least eighty-five percent (85%) of the Equity Interests of the corporation that are owned by the Permitted Holders on the Closing Date (including any Equity Interests of the Corporation issued in respect thereof after the Closing Date pursuant to a stock dividend, a stock split, recapitalization or otherwise), (v) any transaction occurring after a Corporation IPO, as the result of which (A) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) owns, directly or indirectly, Voting Securities representing more of the aggregate Voting Power of the outstanding Voting Securities of the Corporation than Permitted Holders, or (B) Permitted Holders do not own (and have the exclusive power to vote with respect to), directly or indirectly, Voting Securities representing at least twenty percent (20%) of the aggregate Voting Power of the outstanding Voting Securities of the Corporation and Equity Interests of the Corporation representing at least fifty percent (50%) of the Equity Interests of the Corporation that are owned by the Permitted Holders on the Closing Date (including any Equity Interests of the Corporation issued in respect thereof after the Closing Date pursuant to a stock dividend, a stock split, recapitalization or otherwise), (vi) any transaction, as the result of which the Corporation owns (or has the exclusive power to vote with respect to), directly or indirectly, less than 100% of the Capital Stock of its Subsidiaries or (vii) the replacement of a majority of the Board of Directors over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "Common Equity" means all shares now or hereafter authorized of any class of common stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, that has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     "Common Stock" means all classes of common stock of the Corporation.

     "Corporation IPO" means the first sale to the public of Capital Stock of the Corporation pursuant to a registration statement under the Securities Act with a public offering price of at least $50,000,000 pursuant to a registration statement under the Securities Act, which shall result in the listing of such Capital Stock on the New York Stock Exchange or the American Stock Exchange or the quotation of such Capital Stock on the Nasdaq National Market.

    "Dividend Payment Date" has the meaning given to such term in subparagraph 2(b) below.

     "Dividend Period" has the meaning given to such term in subparagraph 2(c) below.

     "Equity Interest" means (i) with respect to a corporation, any and all Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable or exercisable for, Capital Stock) and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in any such Person.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, from time to time, and any successor statute or law thereto.

     "Initial Issue Date" means the date on which shares of CRPS are fist issued.

     "Junior Stock" means Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date for which the Certificate of Incorporation or the applicable certificate of designation does not expressly provide that such class or series is entitled to receive (a) any dividends on a parity with or senior to the CRPS and (b) any assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with or senior to the CRPS.

     "Legal Holiday" means a Saturday, Sunday or day on which banks and trust companies in the principal place of business of the Corporation or in New York are not required to be open.

     "Liquidation Preference" means with respect to each share of CRPS, $1,000.

     "Parity Stock" means the RPS and any class or series of stock of the Corporation authorized after the Initial Issue Date for which the Certificate of Incorporation or the applicable Certificate of Designation expressly provides that such class or series is entitled to receive (a) payment of dividends on a parity with the CRPS or (b) assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the CRPS; provided that any such securities (other than the RPS) that were not approved by the holders of the CRPS in accordance with this Certificate of Designation shall be deemed to be Junior Stock and not Parity Stock.

     "Permitted Holders" means Thomas A. Price and Donald V. Strough, collectively or any trustee in its capacity as trustee of a trust of which any of the spouse, siblings, lineal descendants or parents of either of Mr. Price or Mr. Strough is the beneficiary; provided that Mr. Price or Mr. Strough retains sole Voting Power with respect to the securities held by such trustee in such trust, unless such trust was established pursuant to and in conformity with
Section 4.4(c) of the Stockholders' Agreement dated as of July 8, 1997 among the Company and its stockholders.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means the CRPS and the RPS.

     "Purchase Agreement" means that certain Securities Purchase Agreement, dated as of the July 8, 1997, by and among the Corporation, certain Subsidiaries of the Corporation and the purchasers identified on the signature pages thereto, relating to the issuance and sale by the Corporation of its 12-3/8% Senior Notes due June 30, 2005, shares of CRPS, shares of RPS and shares of Common Stock, as such agreement may be amended from time to time.

     "Record Date" has the meaning given to such term in subparagraph 2(c) below.

     "RPS" means the Redeemable Preferred Stock due 2005 of the Corporation.

     "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

     "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated by the SEC thereunder.

     "Semiannual Dividend Period" has the meaning given to such term in subparagraph 2(c) below.

     "Senior Stock" means any class or series of stock of the Corporation authorized after the Initial Issue Date for which the Certificate of Incorporation or applicable Certificate of Designation expressly provides that such class or series ranks senior to the CRPS in respect of the right to receive dividends or senior to the CRPS in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation; provided that any such securities that were not approved by the holders of CRPS in accordance with this Certificate of Designation shall be deemed to be Junior Stock and not Senior Stock.

     "share" means a whole share of CRPS.

     "Subsidiary" means, with respect to any Person, (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but, in the case of a limited partner, only if such Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or
(iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Voting Securities" means any class of Equity Interests of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power ("Voting Power") under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (regardless of whether at such time any other class or classes will have or might have voting power by reason of the happening of any contingency).

2.   Dividends.

     (a) The record holders of CRPS shall be entitled to receive, when and as declared by the Board of Directors, out of funds of the Corporation legally available therefor, cash dividends on the CRPS, at an annual rate equal to 8% of the Liquidation Preference (equivalent to $80.00 per annum per share of CRPS); provided, however, that if any such dividends are not paid in full on any Dividend Payment Date, regardless of whether they have been declared by the Board of Directors, or any such dividends or the redemption price is not paid in full on the Mandatory Redemption Date, then cash dividends on the CRPS shall accrue and be cumulative at an annual rate of 14% of the Liquidation Preference (equivalent to $140.00 per annum per share of CRPS), from the beginning of the Semiannual Dividend Period with respect to which such dividends would have been payable had they been declared by the Board of Directors through and including the date on which all such dividends or redemption price, as the case may be, have been paid in full.

     (b) Dividends shall accrue and be cumulative as to any share of CRPS from the date on which such share is first issued. Dividends on the CRPS shall be payable in arrears, regardless of whether declared by the Board of Directors, on May 31 and November 30 of each year (a "Dividend Payment Date"), commencing on November 30, 1997. Dividends shall be paid to the holders of record of the CRPS as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends on the CRPS payable in any Dividend Period that is less than a full Semiannual Dividend Period in length will be computed on the basis of a 360-day year comprised of twelve 30-day months. Dividends on the CRPS on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date for such dividend on account of arrears.

     (c) As used herein, the following terms shall have the respective meanings set forth below:

          (i) "Dividend Period" means as to any share of CRPS the initial period from its date on which such share is first issued through and including the next Dividend Payment Date or any Semiannual Dividend Period thereafter, as the case may be;

          (ii) "Semiannual Dividend Period" means each of the periods commencing on June 1 and December 1 in each year and ending on (and including) the day next preceding the first day of the next Semiannual Dividend Period; and

          (iii) "Record Date" means with respect to the dividend payable on May 31 or November 30 of each year, the preceding May 15 or November 15, respectively, or such other date as may be designated by the Board of Directors with respect to the dividend payable on such respective Dividend Payment Date.

     (d) So long as any shares of CRPS shall be outstanding, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make payment on account of the purchase, redemption or other retirement of, any Junior Stock, whether in cash, property or otherwise (other than dividends or distributions payable in shares of the class or series upon which such dividends or distributions are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed or otherwise acquired by the Corporation or any of its Subsidiaries, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless with respect to all of the foregoing all dividends to which the holders of CRPS shall have been entitled for all previous Dividend Periods, regardless of whether declared by the Board of Directors, shall have been paid or declared and a sum of money sufficient for payment thereof have been set apart.

     (e) In the event that full dividends are not paid or made available to the holders of all outstanding shares of CRPS and of any Parity Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of CRPS and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

3.   Distributions Upon Liquidation, Dissolution or Winding Up.

     (a) If the Corporation or any Subsidiary of the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or such Subsidiary or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation or such Subsidiary shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or such Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation or such Subsidiary shall liquidate, dissolve or wind up, or if the Corporation or such Subsidiary shall otherwise liquidate, dissolve or wind up, then no distribution shall be made to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of CRPS shall have received the Liquidation Preference per share of CRPS plus all dividends accumulated and unpaid thereon (regardless of whether earned or declared) to the date of such liquidation or dissolution or such other winding up.

     (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation the assets of the Corporation shall be insufficient to permit the payment in full of the amount payable pursuant to clause (a) of this Section 3 and the full liquidating payments on all Parity Stock, then the assets of the Corporation shall be ratably distributed among the holders of CRPS and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

     (c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payments date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days' prior to the payment date stated therein, to each record holder of the shares of CRPS at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

     (d) Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

4.   Optional Redemption.

     (a) All of the CRPS, or any part thereof, at any time outstanding, may be redeemed by the Corporation, at any time or from time to time at its election expressed by resolution of the Board of Directors upon not less than 30 nor more than 60 days' previous notice to the holders of record of the CRPS to be redeemed, given by registered or certified mail, postage prepaid, at the redemption prices per share (expressed in percentage of the Liquidation Preference) set forth below during the 12-month periods beginning on June 30 of the years shown below, in each case plus accumulated and unpaid dividends to the date fixed for redemption, regardless of whether declared by the Board of Directors.

Year                                   Percentage
----                                   ----------
1997................................   110.000%
1998................................   108.750
1999................................   107.500
2000................................   106.250
2001................................   105.000
2002................................   103.750
2003................................   102.500
2004................................   101.250
2005................................   100.000

     (b) Any notice of redemption mailed to a holder of CRPS at his address as the same appears on the books of the Corporation shall be conclusively presumed to have been given regardless of whether the holder receives the notice. Each such notice shall state the redemption date; the number of shares of CRPS to be redeemed, and, if less than all shares of the CRPS held by such holder are to be redeemed, the number of such shares to be redeemed from such holder and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder; and that the redemption price applicable to the shares to be redeemed shall cease to accrue and accumulate on the redemption date. No defect in any such notice as to any shares of CRPS shall affect the validity of the proceedings for the redemption of any other shares of CRPS.

     (c) The Corporation may not purchase or redeem less than all of the outstanding shares of CRPS and any other series of Parity Stock, unless all cumulating or accrued dividends with respect to the shares of CRPS and any Parity Stock which shall not be so redeemed or purchased have either been paid or set aside for payment.

     (d) If less than all of the outstanding shares of CRPS are to be redeemed, the shares to be redeemed will be determined pro rata, except that the Corporation may redeem such shares held by any holders of fewer than 10 shares (or shares held by holders who would hold less than 10 shares as a result of such redemption), as may be determined by the Corporation.

     (e) Any shares of CRPS called for redemption pursuant to this paragraph 4 shall not be deemed to be outstanding for the purposes of voting, determining the total number of shares entitled to vote, or payment of dividends thereon on or after the redemption date set forth in the notice of redemption mailed to the holders thereof, unless the Corporation fails to pay the redemption price to the holders of such shares on such date.

5.   Mandatory Redemption.

     (a) The Corporation shall redeem for cash all of the shares of the CRPS then outstanding on June 30, 2005 (the "Mandatory Redemption Date"), at a redemption price equal to the Liquidation Preference per share plus accumulated and unpaid dividends to such date, regardless of whether declared by the Board of Directors. The Corporation shall send a written notice of redemption by first class mail to each holder of record of a share of CRPS, not fewer than 30 days nor more than 60 days prior to the Mandatory Redemption Date. Notice shall be given pursuant to paragraph 4(b) hereof.

          (b) From and after June 30, 2005 (unless a default shall be made by the Corporation in paying the redemption price on the Mandatory Redemption Date for the shares of CRPS under this paragraph 5), dividends on the shares of CRPS shall cease to accrue, and said shares shall no longer be deemed to be outstanding.

     6.   Voting Rights.

          (a) The holders of the issued and outstanding shares of CRPS shall have no voting rights except as set forth below, in paragraph 14, and as required by law.

          (b)

               (i) Without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the outstanding shares of CRPS, voting as a single class, the Corporation may not amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designation or the bylaws of the Corporation or of any certificate amendatory thereof or supplemental thereto so as to affect adversely any of the voting powers or other rights, preferences, powers or privileges of the CRPS or of the holders of the shares of CRPS; and

               (ii) Without the affirmative vote or consent of the holders of at least a majority of the votes entitled to be cast by the outstanding shares of Preferred Stock, voting together as a single class:

                    (A) the Corporation may not create any class of Parity Stock or Senior Stock or issue any additional shares of Preferred Stock; and

                    (B) the Corporation may not enter into any transaction which violates, or otherwise violate, any of the covenants of the Corporation set forth in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.15, 5.16, 5.17, 5.18, 5.19,
               5.20, 5.21, 5.22, 5.23, 5.24, 5.25, 5.28, 5.29, 5.30, 5.31, and
               5.32 of the Purchase Agreement.

          (c) For purposes of this paragraph 6, each share of Preferred Stock shall have one vote per share.

     7. Stated Capital. The Board of Directors shall allocate to the stated capital account for the CRPS an amount equal to the Liquidation Preference of the CRPS and shall not allow any reduction in the amount of stated capital for such CRPS except to the extent shares of CRPS are redeemed in accordance with the terms hereof.

     8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of CRPS shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation of the Corporation, as amended. The shares of CRPS shall have no preemptive or subscription rights.

     9. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     10. Severability of Provisions. If any right, preference or limitation of the CRPS set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     11. Status of Reacquired Shares. Shares of CRPS which have been issued and reacquired shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock of the Corporation issuable in series undesignated as to series and may be redesignated and issued or reissued as the case may be, as part of any series of preferred stock of the Corporation; except that such shares may not be reissued or sold as shares of CRPS, Parity Stock or Senior Stock.

     12. Purchase Agreement and Indenture. The Corporation shall at all times keep a copy of the Purchase Agreement available at its corporate headquarters for inspection by its stockholders and other Persons.

     13.  Change of Control.

          (a) In the event that there is a Change of Control (the date of such Change of control being the "Trigger Date"), the Corporation shall promptly notify the holders of the CRPS in writing of such occurrence and shall make an offer to redeem (the "Change of Control Offer") all the shares of CRPS then outstanding at a purchase price per share equal to 101% of the Liquidation Preference for each outstanding share of CRPS, plus accumulated and unpaid dividends thereon to and including the Change of Control Payment Date (as defined below).

          (b) Notice of a Change of Control Offer shall be mailed by the Corporation by overnight courier not more than 30 days after the Trigger Date to the holders of the CRPS at their addresses as they appear on the books of the Corporation. The Change of Control Offer shall remain open from the time of mailing until the Change of Control Payment Date. The notice shall contain all instructions and materials necessary to enable such holders to tender shares of CRPS pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

               (i) that a Change of Control has occurred, including a description in reasonable detail of such Change of Control;

               (ii) that the Change of Control Offer is being made pursuant to this paragraph 13, and that all shares of CRPS will be accepted for payment;

               (iii) The purchase price for the CRPS and the Change of Control Payment Date, which shall be no earlier than 30 days nor later than 40 days from the date notice of the Change of Control Offer is mailed by the Corporation (the "Change of Control Payment Date");

               (iv) that any shares of CRPS not tendered will continue to accumulate dividends;

               (v) that, unless the Corporation defaults in the payment of the Change of Control Payment, any shares of CRPS accepted for redemption pursuant to the Change of Control Offer shall cease to accumulate dividends on and after the Change of Control Payment Date;

               (vi) that holders of CRPS electing to have a share of CRPS redeemed pursuant to a Change of Control Offer will be required to surrender the share of CRPS to the paying agent at the address specified in the notice (the "Paying Agent") prior to close of business on the third Business Day preceding the Change of Control Payment Date;

               (vii) that holders of CRPS will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of CRPS, the number of shares of CRPS delivered for redemption and a statement that such holder is withdrawing his or her election to have such shares of CRPS redeemed; and

               (viii) that a holder of CRPS who does not accept in writing the Corporation's offer to redeem the shares of CRPS held by such holder by submitting the shares of CRPS shall be deemed to have declined to have its shares of CRPS so redeemed.

          (c) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment shares of CRPS tendered pursuant to the Change of Control Offer and (ii) deposit with the Paying Agent money sufficient to pay the redemption price of all shares of CRPS so tendered. The Corporation will notify the remaining holders of CRPS of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     14.  Board of Directors.

          (a) In the event that (i) dividends on the CRPS are in arrears and unpaid for two or more consecutive Semiannual Dividend Periods, regardless of whether declared by the Board of Directors, or (ii) the Corporation shall have failed to discharge its obligations to mandatorily redeem all of the outstanding Preferred Stock at the price and time required by paragraph 5 (the occurrence of either such event, a "Trigger Event"), then, and in any such event, the holders of the Preferred Stock, voting separately as a class, shall be entitled, at the next annual meeting of the stockholders or at any special meeting, to elect one member of the Board of Directors. Upon election, such director shall become a member of the Board of Directors and the authorized number of members of the Board of Directors shall thereupon be automatically increased by one. Such right of the holders of Preferred Stock to elect such director may be exercised until, as applicable, (i) all dividends to which the holders of CRPS shall have been entitled for all previous Dividend Periods, regardless of whether declared by the Board of Directors, shall have been paid in full, and dividends for the current Dividend Period declared and a sum of money sufficient for the payment thereof have been set apart for payment or (ii) the Corporation fulfills its obligation to redeem all the remaining outstanding shares of Preferred Stock under paragraph 5 hereof, and when such events occur, the right of the holders of Preferred Stock to elect such director shall cease, the term of such director previously elected shall thereupon terminate, and the authorized number of members of the Board of Directors shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future default or defaults specified herein. The fact that dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a certificate executed by the President and the Chief Financial Officer of the Corporation and delivered to the Board of Directors. In the event a member of the Board of Directors is elected due to a nonpayment of dividends as set forth herein, the director so elected by holders of the Preferred Stock shall serve until the certificate described in the preceding sentence shall have been delivered to the Board of Directors or until their respective successors shall be elected or appointed.

          (b) At any time when such special voting rights have been so vested in the holders of the Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of a majority of the number of shares of the Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation shall, call a special meeting of the holders of the Preferred Stock for the election of the directors to be elected by them as hereinabove provided, to be held in the case of such written request within 40 days after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the Corporation's Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such a special meeting if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

          (c) The Board of Directors may not, except to satisfy the provisions of this paragraph 14, be increased to more than 6 members.

          (d) The Corporation shall reimburse promptly all directors elected pursuant to this paragraph 14 for all reasonable expenses incurred by such directors in connection with their attendance at meetings of the Board of Directors and any committees thereof.

     15. Rank. The CRPS shall, with respect to dividend distributions and distributions upon liquidation, dissolution or winding up of the Corporation, rank senior to all classes of Common Stock of the Corporation and, subject to the preferences and other rights of the Senior Stock and the Parity Stock, to each other class of Capital Stock of the Corporation now or hereafter created.

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


     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary on July 7, 1997.


                                        FIRST AMERICA AUTOMOTIVE, INC.



                                        By: /s/ Thomas A. Price
                                            ----------------------
                                            Thomas A. Price
                                            President



Attest:


/s/ W. Bruce Barcovich
----------------------
    W. Bruce Barcovich
    Secretary

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